Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-271737 and 333-278333) of ACELYRIN, INC. of our report dated March 24, 2023 relating to the financial statements of ValenzaBio, Inc., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California

November 13, 2024